                                                                   Exhibit 21.1

                        SUBSIDIARIES OF THE REGISTRANT



                                     STATE OF                   DATE OF
                                     --------                   -------
SUBSIDIARIES                       ORGANIZATION               ORGANIZATION
------------                       ------------               ------------

Cosi Sandwich Bar, Inc.              Delaware                   July 24, 1996
Xando Cosi Maryland, Inc.            Maryland                   July 25, 2000
Xando Florida, Incorporated          Florida                    June 29, 1998